Exhibit 11
          RALSTON PURINA GROUP
          COMPUTATION OF EARNINGS PER SHARE
          (in millions, except per share data)

                                                   Quarter Ended
                                                   December 31,
                                                   1994          1993
                                                   ------        ----

          EARNINGS PER COMMON SHARE
          OUTSTANDING
          Net earnings                                    $106.4     $133.4
          Dividend on Series A ESOP convertible
          preferred stock, net of tax                      (4.4)      (4.7)
                                                          ------     ------
          Earnings after preferred stock dividend         $102.0     $128.7
                                                          ======     ======
          Outstanding shares                               104.0      101.5
          Grantor Trust shares excluded from EPS           (4.0)
                                                          ------     ------
          Weighted average shares - primary
          earnings per share calculation                   100.0      101.5
                                                          ======     ======
          Earnings per common share outstanding            $1.02      $1.27
                                                          ======     ======

          EARNINGS PER SHARE ASSUMING
          FULL DILUTION
          Net earnings                                    $106.4     $133.4
          Adjustments to earnings to reflect
          assumed ESOP preferred stock conversion           (0.7)      (1.5)
                                                          ------     ------
          Net earnings for fully diluted earnings
          per share calculation                           $105.7     $131.9
                                                          ======     ======
          Wtd. average number of shares
          outstanding                                      100.0      101.5
          Convertible preferred stock                        9.4        9.7
          Dilutive effect of stock options                   0.7        0.2
          Shares issuable on conversion of
          debentures
          Dilutive effect of deferred compensation           0.2        0.1
          awards
                                                          ------     ------
          Weighted average shares - fully diluted
          earnings per share calculation                   110.3      111.5
                                                          ======     ======
          Earnings per share assuming full                 $0.96      $1.18
          dilution
                                                          ======     ======













          Exhibit 11
          CONTINENTAL BAKING GROUP
          COMPUTATION OF EARNINGS PER
          SHARE
          (in millions, except per
          share data)

                                               13 Weeks Ended
                                            December 24,      December 25,
                                            1994              1993
                                            ------            ------

          EARNINGS (LOSS) PER COMMON
          SHARE OUTSTANDING
          Net earnings (loss)                  $(10.0)          $0.2
          Dividend on Series A ESOP
          convertible preferred stock,
          net of tax                             (0.4)          (0.5)
                                               ------         ------
          Loss after preferred stock
          dividend                             $(10.4)        $(0.3)
                                               ======         ======
          Wtd. average number of
          shares outstanding                      20.6         20.6
          Shares issuable with
          respect to RPG Group's
          retained interest in the
          CBG Group                               16.7           16.8
                                               ------         ------
          Weighted average shares -
          primary earnings per share
          calculation                           37.3           37.4
                                               ======         ======
          Loss per common share
          outstanding                          $(0.28)        $(0.01)
                                              ======          ======

          EARNINGS (LOSS) PER SHARE
          ASSUMING FULL DILUTION
          Net earnings (loss)                  $(10.0)           $0.2
          Adjustments to net loss to
          reflect assumed
          ESOP preferred stock
          conversion                             (0.6)          (0.8)
                                               ------         ------
          Net loss for fully diluted
          Earnings per share
          calculation                          $(10.6)         $(0.6)
                                               ======         ======
          Wtd. average number of
          common shares outstanding               20.6           20.6
          Shares issuable with
          respect to RPG Group's
          retained interest in the
          CBG Group                               16.7           16.8
          Convertible preferred stock              6.0            6.1
          Dilutive effect of stock
          options                                  0.1
          Dilutive effect of deferred
          compensation awards
                                               ------         ------
          Weighted average shares -
          fully diluted earnings per
          share calculation                   43.4           43.5

                                              ======         ======
          Loss per share assuming           $(0.24)*         $(0.01)
          full dilution

          [FN]

          * Due to anti-dilution as
          computed above for the 13
          weeks ended December
          24, 1994, fully diluted
          earnings per share as
          reported on the statement
          of earnings is revised to
          exclude anti-dilutive
          securities from the
          computation.